UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 24, 2017

IMMUNE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101 Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2016, the Company had received a written notification from Nasdaq notifying the Company that it had failed to comply with Listing Rule 5550(a)(2) (the “Rule”) because the bid price for the Company’s common stock over a period of thirty (30) consecutive business days prior to such date had closed below the minimum $1.00 per share requirement for continued listing. In accordance with Nasdaq’s Listing Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until July 5, 2016, to regain compliance with the Rule. After determining that it would not be in compliance with the Rule by such date, the Company notified Nasdaq and applied for an extension of the cure period, as permitted under the original notification. In response, Nasdaq afforded the Company an additional 180 calendar day period to regain compliance with the minimum bid price requirement, as set forth in the Rule.

In order to regain compliance with the Rule for a minimum of ten consecutive business days, the Company affected a reverse stock split and began trading at a price of at least $1.00 per share. As of the date of this Current Report, the Company’s common stock has traded above the minimum required closing bid price for ten (10) consecutive days before the expiration of the grace period. On May 24, 2017 the Company received written confirmation from Nasdaq that it has regained compliance with the Rule.

As previously reported by the Company on April 24, 2017, and as noted in the same May 24th notification letter issued by Nasdaq’s Hearing Panel (the “Panel”), the Company was further notified of additional deficiencies on April 18, 2017 and May 23, 2017, due to its failure to timely file its Form 10-K for the year ended December 31, 2016 and its Form 10-Q for the period ended March 31, 2017. On May 10, 2017, the Company provided a submission to the Panel explaining the reason for the late filings and asking that the Panel extend its listing through June 15, 2017. The Panel delayed a decision on that issue until after May 17, 2017, the date by which the Company represented it would file its delinquent Form 10-K. The Company did file the delinquent annual report on May 17, 2017, as acknowledged by the Panel, and informed the Panel shortly thereafter that it was on target to file the late Form 10-Q and regain compliance with the filing rule by June 15, 2017.

Accordingly, the Panel has determined to continue the listing of the Company’s securities, subject to compliance by the Company to file its first quarter Form 10-Q on or before June 15, 2017 with the Securities and Exchange Commission and to report to the Panel that it is current in its filing obligations.

On May 26, 2017, the Company issued a press release announcing compliance with the Rule, as well as notification of its filing of its Annual Report on Form 10-K within the time granted by the Panel, and of its further deficiency with respect to its Form 10-Q report, and the Panel’s condition to satisfaction by the Company of this latter deficiency. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued by Immune Pharmaceuticals on May 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 26, 2017

IMMUNE PHARMACEUTICALS, INC.

By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Interim Chief Executive Officer